As filed with the Securities and Exchange Commission on June 2, 1999
                                                       Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                           SCHEIN PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                      11-2726505
(State or other jurisdiction
of incorporation or organization)           (I.R.S. Employer Identification No.)

                                100 Campus Drive
                         Florham Park, New Jersey 07932
                                 (973) 593-5500
               (Address of principal executive offices) (Zip code)

                       ---------------------------------

               Schein Pharmaceutical, Inc. 1999 Stock Option Plan

                       ---------------------------------

             Paul Feuerman, Esq.                       Copies to:
         Schein Pharmaceutical, Inc.              Allan R. Williams, Esq.
              100 Campus Drive                       Proskauer Rose LLP
        Florham Park, New Jersey 07932                 1585 Broadway
               (973) 593-5500                  New York, New York 10036-8299
 (Name, address, including zip code, and               (212) 969-3000
  telephone number, including area code,
           of agent for service)

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE


Title of     Amount to be   Proposed maximum   Proposed maximum      Amount of
securities   registered(1)  offering price    aggregate offering   registration
to be                         per share          price                 fee
registered
----------- -------------- -----------------  -------------------   ------------
Common Stock,
par value
$.01 per
share       3,250,000 shares  $  13.00  (2)      $42,250,000         $11,745.50

     (1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), issuable upon exercise of options which may be or have been granted under the Schein Pharmaceutical, Inc. 1999 Stock Option Plan (the "Plan"). Pursuant to Rule 416, there are also being registered such additional indeterminate number of shares of Common Stock as may be required to cover possible adjustments in the number of shares issuable under the Plan pursuant to the antidilution provisions thereof.

     (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock on May 27, 1999 as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The Section 10(a)  prospectus  for the Plan is not being filed with the
Securities  and  Exchange   Commission  (the   "Commission")  as  part  of  this
Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.
     ------- ----------------------------------------

     The following documents filed with the Securities and Exchange Commission by Schein Pharmaceutical, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

     (1) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A (File No. 001-14019), filed pursuant to Section 12 of the Securities Exchange Act of 1934;

     (2) the Company's Annual Report on Form 10-K, dated March 26, 1999, filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934; and

     (3) the Company's Quarterly Report on Form 10-Q, dated May 7, 1999, filed pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     ------- --------------------------

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.
     ------- ---------------------------------------

     Not applicable.

     Item 6. Indemnification of Directors and Officers.
     ------- ------------------------------------------

     Article SEVENTH of the Company's Certificate of Incorporation provides that the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

     In addition Article SEVENTH of the Company's Certificate of Incorporation provides that no director of the Company shall not be personally liable for any breach of fiduciary duty. Article SEVENTH does not eliminate a director's liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains directors' and officers' liability insurance coverage and has entered into indemnification agreements with certain of its directors and officers.

     Item 7. Exemption from Registration Claimed.
     ------- ------------------------------------

     Not applicable.

     Item 8. Exhibits.
     ------- ---------

     5.1 Opinion of Proskauer Rose LLP

     23.1 Consent of BDO Seidman, LLP

     23.2 Consent of Proskauer Rose LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (see signature page)

     99.1 Schein Pharmaceutical, Inc. 1999 Stock Option Plan

     Item 9. Undertakings.
     ------- -------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value if securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 19, 1999.

                                   SCHEIN PHARMACEUTICAL, INC.

                                   By: Martin Sperber
                                       -----------------------------------------
                                       Martin Sperber
                                       Chairman of the Board,
                                       Chief Executive Officer
                                       and President



                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Schein Pharmaceutical, Inc. (the "Company") and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1999 Stock Option Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signatures                   Title                              Date
   ----------                   -----                              ----

Martin Sperber                  Chairman of the Board,           May 19, 1999
----------------------          Chief Executive Officer,
Martin Sperber                  President and Director
                                (principal executive officer)

Dariush Ashrafi                 Chief Financial Officer,         May 19, 1999
----------------------          Executive Vice President
Dariush Ashrafi                 and Director (principal
                                financial and accounting officer)

Paul Feuerman                   Senior Vice President,           May 19, 1999
----------------------          General Counsel and  Director
Paul Feuerman


David R. Ebsworth               Director                         May 19, 1999
----------------------
David R. Ebsworth


Richard L. Goldberg             Director                         May 19, 1999
----------------------
Richard L. Goldberg


Harvey Rosenthal                Director                         May 19, 1999
----------------------
Harvey Rosenthal

                                  EXHIBIT INDEX


    Exhibit               Description of Exhibit
    -------               ----------------------------


      5.1                 Opinion of Proskauer Rose LLP


      23.1                Consent of BDO Seidman, LLP


      23.2                Consent of Proskauer Rose LLP
                          (included in Exhibit 5.1)


      24.1                Power of Attorney (included in
                                    page II-4 hereof)

      99.1                Schein Pharmaceutical, Inc. 1999 Stock Option Plan

                                                                 EXHIBIT 5.1


                                                      June 2, 1999



Schein Pharmaceutical, Inc.
100 Campus Drive
Florham Park, New Jersey 07932

Dear Sirs:

          We are acting as counsel to Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933 relating to 3,250,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares may be issued by the Company pursuant to the Company's 1999 Stock Option Plan (the "Plan").

          We have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigation of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for this opinion.

          Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the Plan, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                Proskauer Rose LLP

                                                                 EXHIBIT 23.1






                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Schein Pharmaceutical, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 10, 1999, relating to the consolidated financial statements and schedule of Schein Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 26, 1998.


                                       BDO Seidman, LLP



New York, New York
May 27, 1999